Exhibit 16.1

Sherb & Co., LLP

7900 Glades Road

Suite 540

Boca Raton, FL 33434

Exhibit 16.1

November 5, 2012

Securities and Exchange Commission

450 Fifth Street, NW

Washington DC 20549

Commissioners:

We have read the statements made by Iceweb, Inc., which was filed with the commission, pursuant to item 4.01 of form 8-K, report dated November 5, 2012. We agree with the statements (a) under item 4.01 concerning our firm in such form 8-K.

Sincerely,

/s/ Sherb & Co., LLP

 Certified Public Accountants